Exhibit 99.1

Novelion Therapeutics Provides Updates on

Voluntary Liquidation and Other Matters

VANCOUVER, British Columbia, January 3, 2020 – Novelion Therapeutics Inc. (Ticker: NVLNF) (“Novelion” or the “Company”) today provided updates on the status of the Company’s voluntary liquidation and other matters.

Background on Company Liquidation

As previously announced, at the Company’s 2019 Annual General Meeting held November 5, 2019, shareholders voted in favor of all proposals contained in the Company’s proxy statement dated October 3, 2019 (the “Proxy Statement”), including the approval of a special resolution authorizing the voluntary liquidation and dissolution of the Company (the “Liquidation”) pursuant to the Business Corporations Act (British Columbia) (the "BCBCA"); the plan of liquidation and distribution substantially in the form attached as Schedule A to the Proxy Statement (the “Liquidation Plan”); and one or more distributions to shareholders of any remaining property of the Company under the Liquidation. Shareholders also approved an ordinary resolution appointing Alvarez & Marsal Canada Inc. as the liquidator of the Company pursuant to Section 319(2)(a) of the BCBCA (the “Liquidator”).

Statement of Intent to Liquidate and Anticipated Effective Date

As previously announced, on November 18, 2019, the Company filed application materials with the Supreme Court of British Columbia (the “Court”) seeking various orders related to the Liquidation. Today, the Company announced that the foregoing application is scheduled to be heard by the Court on Thursday, January 9, 2020 (the “Hearing”). In addition, if the Court grants the requested orders at the Hearing, the Company intends to file a Statement of Intent to Liquidate with the British Columbia Registrar of Companies indicating that, among other things, the effective date and time for the commencement of implementation of the Liquidation (the “Effective Date”) will be January 9, 2020 at 5:00 p.m. Pacific Time. The Company intends to announce the outcome of the Hearing and confirmation of the Effective Date as promptly as practicable after the Hearing.

Post-Effective Date Matters

Beginning on the Effective Date, the Liquidator will oversee all aspects of the liquidation and dissolution of the Company. Following the Effective Date, the Liquidator will begin posting information about the Liquidation at www.alvarezandmarsal.com/novelion and interested parties should thereafter consult this website for information about Novelion and the Liquidation.

As of the Effective Date, the Company’s transfer agent for its common shares will close the Company’s stock transfer books and will discontinue recording transfers, and registered shareholders will no longer be able to transfer record ownership of their shares. Registered shareholders on the Company’s stock transfer books (“Registered Holders”) as of the Effective Date will be entitled to a pro-rata share of any distribution to shareholders in the Liquidation.

The Company believes, but cannot assure, that OTC and other trading in the Company’s common shares will be suspended or otherwise cease as of the Effective Date or shortly thereafter. The Company cautions that investors who may seek to trade in Novelion common shares or other securities after the Effective Date (to the extent such trading is available), including on any secondary markets, do so at substantial risk to their investment. Any distributions made in the Liquidation will be paid and delivered only to Registered Holders as of the Effective Date, and beneficial holders of common shares will be entitled to receive any distributions only through and from the applicable Registered Holder of their shares. Investors are also cautioned that, given the timing of the Hearing and the proposed Effective Date, investors are not expected to receive confirmation of the Effective Date via Company press release until after the Effective Date has been finally set.

Status of Officers and Directors

Consistent with plans described in the Proxy Statement and the Liquidation Plan (i) effective December 31, 2019, Benjamin Harshbarger, previously the Company’s Interim Chief Executive Officer and General Counsel, has resigned his positions and is no longer employed by the Company, (ii) Michael Price, Executive Vice President and Chief Financial Officer of the Company, will serve as the sole executive officer and employee of the Company until his planned resignation on the Effective Date, and (iii) on the Effective Date, Michael Price, Suzanne Bruhn, and Stephen Sabba will resign as Directors of the Company concurrently with the appointment of the Liquidator.

Sale of Amryt Shares

As announced on September 25, 2019, Amryt Pharma plc (“Amryt”) acquired 100% of the outstanding equity interests of Novelion’s former operating subsidiary, Aegerion Pharmaceuticals, Inc. (“Aegerion”), as contemplated in Aegerion’s First Amended Joint Chapter 11 Plan (the “Aegerion Transaction”). In the Aegerion Transaction, reorganized Aegerion became a wholly-owned subsidiary of Amryt, and Novelion received American depository receipts (“ADRs”) representing approximately 14.0 million ordinary shares of Amryt (the “Amryt Equity”) in full satisfaction of Novelion’s claims as creditor under the secured intercompany loan between Aegerion and Novelion.

The Company announced today that is has completed the sale, in a series of private, arm’s-length transactions, of approximately 1.55 million ordinary shares of Amryt, yielding net proceeds to the Company of approximately $2.0 million (USD). As previously disclosed, proceeds from such sale are expected to be sufficient to meet anticipated ongoing operating expenses and to satisfy anticipated claims and obligations, as well as potential unknown or unanticipated claims or expenses, through the conclusion of the Liquidation, which is expected to occur in the fourth quarter of 2020. Unused proceeds from this sale, if any, would be part of any distribution made to shareholders as part of the Liquidation. Based on discussions with the Liquidator, the Company expects that, absent a need to sell additional Amryt Equity to cover unanticipated claims and obligations that arise during the Liquidation, the Liquidator will distribute the remaining Amryt Equity to Registered Shareholders upon conclusion of the Liquidation.

Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to caution that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Company’s profile on the OTC marketplace notes that the Company is delinquent in its reporting obligations with the SEC and that it is designated as “Pink Limited Information.”

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, the content and timing of the orders of the Court in respect of the Liquidation, the establishment of the Effective Date, the Liquidator’s actions with respect to the Liquidation and any orders of the Court related to same, the amount, timing and nature of any distribution as part of the Liquidation, the ultimate outcome of the Liquidation process, expectations related to the sufficiency of proceeds from the sale of Amryt Equity to meet anticipated and ongoing operating expenses, to satisfy anticipated claims and obligations, as well as potential unknown or unanticipated claims or expenses through the conclusion of the Liquidation, expectations related to the need to make additional sales of Amryt Equity during the pendency of the Liquidation, and expectations related to trading in Novelion common shares both before and after the Effective Date, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact of any determinations of the Court and the actions of the Liquidator undertaken as part of the Liquidation, the possibility that any claims or actions that result from the claims process conducted as part of the Liquidation or otherwise, the possibility that actual expenses and claims that result from the Liquidation will be greater than anticipated and the potential volatility in the market price of the Amryt Equity, any or all of which could materially reduce the availability of assets available for distribution to shareholders, as well as those risks identified in Novelion’s filings with the SEC, including the definitive proxy statement filed on October 3, 2019, which are available on the SEC’s website at www.sec.gov.

Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Michael Price

Executive Vice President and Chief Financial Officer

Novelion Therapeutics Inc.

857-242-5024

investors@novelion.com

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